UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 30, 2021

INTERACTIVE BROKERS GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33440	30-0390693
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Pickwick Plaza, Greenwich, CT 06830

(Address of Principal Executive Offices) (Zip Code)

(203) 618-5800

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of the exchange on which registered
Common Stock, par value $.01 per share	IBKR	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 8.01. Other Events.

On July 30, 2021, Dr. Thomas A.J. Frank, Executive Vice President and Chief Information Officer of Interactive Brokers Group, Inc. (the “Company”), adopted a Rule 10b5-1 trading plan to sell 2,000,000 of the Company’s Class A common stock received in partial redemption of his interests in IBG Holdings LLC as more fully described in the prospectus supplement filed on Form 424b5 (File No. 333-240121) (the “Prospectus Supplement”) with the Securities and Exchange Commission (“SEC”) on July 30, 2021. Dr. Frank entered into the plan as part of his personal long-term investment strategy for tax, asset diversification and liquidity.

Under the terms of the plan, Dr. Frank intends to sell the shares of the Company’s Class A common stock over time at prevailing market prices, subject to the terms of the plan and SEC Rule 144. Dr. Frank will not have any control over the timing of the stock sales under the plan. The transactions will occur until the earlier of the date on which all shares are sold, July 20, 2022 or the plan is terminated in accordance with its terms and applicable laws. All transactions under the plan will be disclosed in accordance with applicable securities laws, rules and regulations through appropriate filings with the SEC, as applicable.

Item 9.01. Financial Statements and Exhibits

 (d) Exhibits

Exhibit Number	Description

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL Document).

(*) Filed herewith.

***

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 3, 2021

INTERACTIVE BROKERS GROUP, INC.

By:	/s/ Paul J. Brody
Name:	Paul J. Brody
Title:	Chief Financial Officer, Treasurer and Secretary